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                                                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-      ) pertaining to the Beverly Enterprises, Inc.
Executive Deferred Compensation Plan of our report dated February 2, 1996, except for Note 4, paragraph 5 and Note 5, paragraph 5, as to which the date is March 21, 1996, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP


January 23, 1997
Little Rock, Arkansas